Exhibit 99.1

N E W S R E L E A S E

Atmel Reports Third Quarter 2015 Financial Results

SAN JOSE, Calif., Oct. 28, 2015 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its third quarter ended September 30, 2015.

	GAAP			Non-GAAP
	Q3 2015	Q2 2015	Q3 2014	Q3 2015	Q2 2015	Q3 2014
Net revenue	$286.5	$306.4	$374.5	$286.5	$306.3	$374.5
Gross margin	46.5%	46.1%	47.2%	48.0%	47.0%	47.0%
Operating margin	3.7%	4.8%	9.0%	12.6%	11.6%	14.7%
Net (loss) income	$(0.6)	$6.3	$17.3	$34.7	$33.7	$49.8
Diluted EPS	$—	$0.02	$0.04	$0.08	$0.08	$0.12

(In millions, except earnings per share data and percentages)

Revenue for the third quarter of 2015 was $286.5 million, a 6% decrease compared to $306.4 million for the second quarter of 2015, and 23% lower compared to $374.5 million for the third quarter of 2014.

GAAP gross margin was 46.5% in the third quarter of 2015 compared with 46.1% in the second quarter of 2015, and 47.2% in the third quarter of 2014.

Non-GAAP gross margin was 48.0% in the third quarter of 2015 compared to 47.0% in both the immediately preceding quarter and third quarter of 2014. Refer to the non-GAAP reconciliation table included in this release for more details.

GAAP net loss totaled $(0.6) million or $(0.00) per diluted share for the third quarter of 2015, principally as a result of a $11.1 million tax provision related to a higher GAAP tax rate and $7.8 million of merger related expenses. This compares to net income of $6.3 million or $0.02 per diluted share for the second quarter of 2015 and net income of $17.3 million or $0.04 per diluted share for the third quarter of 2014.

Non-GAAP net income for the third quarter of 2015 totaled $34.7 million or $0.08 per diluted share, compared to non-GAAP net income of $33.7 million or $0.08 per diluted share in the second quarter of 2015, and $49.8 million or $0.12 per diluted share for the third quarter of 2014. Refer to the non-GAAP reconciliation table included in this release for more details.

“In a softer industry environment, we are pleased that Atmel’s core microcontrollers grew sequentially during the third quarter led by double digit sequential growth in our 32-bit products,” said Steve Laub, Atmel's President and Chief Executive Officer. “We are excited about the pending combination with Dialog Semiconductor and the synergies and value this creates for our customers, employees, and stockholders.”

Cash provided by operations totaled $30.6 million for the third quarter of 2015, compared to $25.9 million for the second quarter of 2015 and $43.9 million for the third quarter of 2014. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $218.7 million at the end of the third quarter of 2015, an increase of $22.4 million from the immediately preceding quarter resulting principally from the cash generated from operations, a reduction in inventories, lower receivables, lower capital expenditures, and $11.5 million proceeds from the sale of the Heilbronn, Germany facility, offset partially by $4.7 million of capital expenditures and the payment of a $16.8 million dividend during the third quarter.

Company Highlights

•	Dialog Semiconductor to acquire Atmel in a cash and stock transaction, expected to close during the first quarter of 2016

•	Sampling Atmel | SMART ARM® Cortex® M0+ based microcontrollers featuring ultra-low power capacitive touch with a segment LCD controller, ideal for IoT, industrial and medical applications

•	Launched new family of Atmel | SMART ARM® Cortex® A5-based microprocessors delivering world’s lowest power MPU with leading security features for IoT, wearables and industrial applications

•	Shipping world’s lowest power and smallest Bluetooth Smart (BLE) solution, the BTLC1000, for the rapidly growing IoT and wearables markets

•	Non-mobile touch revenue achieved 50% of quarterly maXTouch revenue led by continued strong double digit sequential growth of sales to automotive customers

•	Expanded industry leading automotive qualified series of capacitive touch controllers with the maXTouch® 641T, industry’s first auto-qualified self and mutual capacitance controllers

•
Announced collaboration with Intel Corporation on Enhanced Privacy ID (Intel® EPID) technology on all Atmel SmartConnect wireless solutions ensuring a more secure platform for developing next-generation IoT solutions

•	Achieved prestigious Golden Unit status for the BitCloud ZigBee PRO Software Development Kit providing enhanced interoperability for the latest smart home applications

•
Launched Atmel Studio 7, our next generation integrated design tools which supports both Atmel 32-bit ARM® Cortex® -M series microcontrollers and Atmel AVR® based MCUs and bridges the gap between the Arduino MakerSpace and the commercial MarketPlace

•	Unveiled Atmel START, world’s first intuitive web-based platform for software configuration and code generation for the IoT marketplace

Stock Repurchase
Atmel did not repurchase any shares during the third quarter 2015 and does not expect to make any further repurchases pending the completion of its acquisition by Dialog.

Dialog Transaction Update

•	All required anti-trust filings (U.S., Germany and Romania) have been submitted.

•	U.S. CFIUS filing has been preliminarily submitted.

•
Dialog has posted to its shareholders the Offering Circular through which it is seeking authorization to issue Dialog shares in connection with the merger.  The Dialog General Meeting is scheduled for November 19, 2015.  As previously disclosed, Dialog shareholder transaction approval requires the affirmative vote of the holders of a majority of Dialog shares voting in person or by proxy at the Dialog General Meeting.

Outlook - Q4 2015

•	Revenue between $266 and $286 million

•	Non-GAAP gross margin between 47.0 and 48.0%

•	Non-GAAP operating expenses between $98 and $102 million

Non-GAAP Metrics
Non-GAAP net income excludes share-based compensation expense, (gain) loss from manufacturing facility damage and shutdown, loss (gain) related to foundry arrangements, fair value adjustments to inventory from businesses acquired, French building underutilization and other (credits), operating results of the exited XSense business for 2015, merger related expenses associated with the Dialog transaction, acquisition-related charges, restructuring (credits) charges, loss (gain) on sale of assets, gain on sale of investments in privately-held companies, write-down of investments in privately-held companies, non-GAAP tax adjustments, as well as net (loss) income attributable to noncontrolling interest. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will not hold a conference call due to its pending acquisition by Dialog.

About Atmel

Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with intelligent and connected solutions focused on the industrial, automotive, consumer, communications, and computing markets.

©2015 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, Enabling Unlimited Possibilities®, and others are registered trademarks or trademarks of Atmel Corporation in the U.S. and other countries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Statements in this release, including those regarding Atmel's financial outlook for the fourth quarter of 2015, long-term forecasts, business outlook, expectations, new product launches, and beliefs, among others, are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2015 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, including our fourth quarter 2015 outlook, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. The pending acquisition of Atmel by Dialog may have significant effects on Atmel, including, among others, the deferral, delay or cancellation of customer orders and a significant diversion of management and employee attention from ordinary course matters. Other factors that could cause or contribute to such differences include, without limitation, general global macroeconomic and geo-political conditions; the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; consolidation occurring within the semiconductor industry through mergers and acquisitions; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries, financial instability or insolvency proceedings affecting some of those foundries, and associated litigation involving us in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates and significant devaluation of the Euro against the U.S. dollar; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters or terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or increased volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2014, filed on February 26, 2015. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net revenue	$286,533	$306,353	$374,485	$911,174	$1,067,380

Operating expenses
Cost of revenue	153,177	165,039	197,642	489,207	589,309
Research and development	55,832	59,998	69,917	174,959	209,751
Selling, general and administrative	64,817	59,922	65,324	186,812	194,186
Acquisition-related charges	2,390	3,807	7,162	10,600	10,287
Restructuring (credits) charges	(584)	4,882	840	5,445	(967)
Loss (gain) on sale of assets	427	(2,053)	—	(1,626)	—
Total operating expenses	276,059	291,595	340,885	865,397	1,002,566
Income from operations	10,474	14,758	33,600	45,777	64,814
Interest and other income (expense), net	55	1,162	(4,731)	4,917	(5,856)
Income before income taxes	10,529	15,920	28,869	50,694	58,958
Provision for income taxes	(11,134)	(9,693)	(11,619)	(28,526)	(20,306)
Net (loss) income	(605)	6,227	17,250	22,168	38,652
Less: net (income) loss attributable to noncontrolling interest	(9)	85	—	25	—
Net (loss) income attributable to Atmel	$(614)	$6,312	$17,250	$22,193	$38,652

Basic net (loss) income per share attributable to Atmel:
Net (loss) income per share	$—	$0.02	$0.04	$0.05	$0.09
Weighted-average shares used in basic net (loss)income per share calculations	419,293	417,861	418,954	418,072	421,791
Diluted net (loss) income per share attributable to Atmel:
Net (loss) income per share	$—	$0.02	$0.04	$0.05	$0.09
Weighted-average shares used in diluted net (loss) income per share calculations	419,293	419,158	420,964	419,482	423,700
Cash dividends declared and paid per share	$0.04	$0.04	$—	$0.12	$—

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
Current assets
Cash and cash equivalents	$218,741	$206,937
Accounts receivable, net	202,221	222,021
Inventories	267,626	278,242
Prepaids and other current assets	87,408	89,101
Total current assets	775,996	796,301
Fixed assets, net	139,780	158,281
Goodwill	189,565	191,088
Intangible assets, net	41,361	50,286
Other assets	149,984	166,348
Total assets	$1,296,686	$1,362,304

Current liabilities
Trade accounts payable	$67,941	$97,467
Accrued and other liabilities	129,074	147,109
Deferred income on shipments to distributors	52,144	49,059
Total current liabilities	249,159	293,635
Other long-term liabilities	186,220	198,670
Total liabilities	435,379	492,305
Stockholders' equity	861,307	869,999
Total liabilities and stockholders' equity	$1,296,686	$1,362,304

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP net revenue	$286,533	$306,353	$374,485	$911,174	$1,067,380
Revenue from XSense business	—	(58)	—	(1,429)	—
Non-GAAP net revenue	$286,533	$306,295	$374,485	$909,745	$1,067,380

GAAP gross margin	$133,356	$141,314	$176,843	$421,967	$478,071
Share-based compensation expense	1,560	1,682	1,605	4,357	4,892
(Gain) loss from manufacturing facility damage and shutdown	—	—	(3,571)	—	3,485
Loss (gain) related to foundry arrangements	2,487	765	(454)	4,444	(2,583)
Fair value adjustments to inventory from businesses acquired	—	—	1,548	—	1,548
Gross margin from the XSense business	—	115	—	1,253	—
Non-GAAP gross margin	$137,403	$143,876	$175,971	$432,021	$485,413

GAAP research and development expense	$55,832	$59,998	$69,917	$174,959	$209,751
Share-based compensation expense	(3,418)	(3,573)	(4,632)	(10,569)	(13,744)
French building underutilization and other charges	(360)	(376)	(608)	(440)	(2,220)
Research and development expense from the XSense business	—	(156)	—	(1,613)	—
Non-GAAP research and development expense	$52,054	$55,893	$64,677	$162,337	$193,787

GAAP selling, general and administrative expense	$64,817	$59,922	$65,324	$186,812	$194,186
Share-based compensation expense	(7,741)	(7,282)	(8,680)	(24,017)	(27,176)
French building underutilization and other charges	(140)	(126)	(214)	(274)	(1,064)
Selling, general and administrative expense from the XSense business	—	37	—	101	—
Merger-related expenses	(7,818)	—	—	(7,818)	—
Non-GAAP selling, general and administrative expense	$49,118	$52,551	$56,430	$154,804	$165,946

GAAP income from operations	$10,474	$14,758	$33,600	$45,777	$64,814
Share-based compensation expense	12,719	12,537	14,917	38,943	45,812
(Gain) loss from manufacturing facility damage and shutdown	—	—	(3,571)	—	3,485
Loss (gain) related to foundry arrangements	2,487	765	(454)	4,444	(2,583)
Fair value adjustments to inventory from businesses acquired	—	—	1,548	—	1,548
French building underutilization and other charges	500	502	822	714	3,284
Operating loss from the XSense business	—	234	—	2,765	—
Merger-related expenses	7,818	—	—	7,818	—
Acquisition-related charges	2,390	3,807	7,162	10,600	10,287
Restructuring (credits) charges	(584)	4,882	840	5,445	(967)
Loss (gain) on sale of assets	427	(2,053)	—	(1,626)	—
Non-GAAP income from operations	$36,231	$35,432	$54,864	$114,880	$125,680

GAAP provision for income taxes	$(11,134)	$(9,693)	$(11,619)	$(28,526)	$(20,306)
Non-GAAP tax adjustments	(9,530)	(8,144)	(9,522)	(23,541)	(15,961)
Non-GAAP provision for income taxes	$(1,604)	$(1,549)	$(2,097)	$(4,985)	$(4,345)

GAAP net (loss) income attributable to Atmel	$(614)	$6,312	$17,250	$22,193	$38,652
Share-based compensation expense	12,719	12,537	14,917	38,943	45,812
(Gain) loss from manufacturing facility damage and shutdown	—	—	(3,571)	—	3,485
Loss (gain) related to foundry arrangements	2,487	765	(454)	4,444	(2,583)
Fair value adjustments to inventory from businesses acquired	—	—	1,548	—	1,548
French building underutilization and other charges	500	502	822	714	3,284
Operating loss from the XSense business	—	234	—	2,765	—
Merger-related expenses	7,818	—	—	7,818	—
Acquisition-related charges	2,390	3,807	7,162	10,600	10,287
Restructuring (credits) charges	(584)	4,882	840	5,445	(967)
Loss (gain) on sale of assets	427	(2,053)	—	(1,626)	—
Gain on sale of investments in privately-held companies	—	(1,317)	—	(1,317)	—
Write-down of investments in privately-held companies	—	—	1,805	—	1,805
Non-GAAP tax adjustments	9,530	8,144	9,522	23,541	15,961
Net income (loss) attributable to noncontrolling interest	9	(85)	—	(25)	—
Consolidated non-GAAP net income	$34,682	$33,728	$49,841	$113,495	$117,284

GAAP net (loss) income per share - diluted attributable to Atmel	$—	$0.02	$0.04	$0.05	$0.09
Share-based compensation expense	0.03	0.03	0.04	0.09	0.11
(Gain) loss from manufacturing facility damage and shutdown	—	—	(0.01)	—	0.01
Loss (gain) related to foundry arrangements	0.01	—	—	0.01	(0.01)
Fair value adjustments to inventory from businesses acquired	—	—	—	—	—
French building underutilization and other charges	—	—	—	—	0.01
Operating loss from the XSense business	—	—	—	0.01	—
Merger-related expenses	0.02	—	—	0.02	—
Acquisition-related charges	—	0.01	0.02	0.02	0.02
Restructuring (credits) charges	—	0.01	—	0.01	—
Loss (gain) on sale of assets	—	(0.01)	—	—	—
Gain on sale of investments in privately-held companies	—	—	—	—	—
Write-down of investments in privately-held companies	—	—	0.01	—	—
Non-GAAP tax adjustments	0.02	0.02	0.02	0.06	0.04
Net income (loss) attributable to noncontrolling interest	—	—	—	—	—
Consolidated non-GAAP net income per share - diluted	$0.08	$0.08	$0.12	$0.27	$0.27

GAAP diluted shares	419,293	419,158	420,964	419,482	423,700
Adjusted dilutive stock awards - non-GAAP	7,576	6,486	7,297	5,680	6,676
Non-GAAP diluted shares	426,869	425,644	428,261	425,162	430,376

ATMEL CORPORATION
NET REVENUE - BY OPERATING SEGMENT
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Microcontroller	$201,061	$205,003	$264,432	$624,850	$754,348
Nonvolatile Memory	34,188	43,153	46,908	121,089	122,739
Automotive	34,158	37,216	37,273	107,119	114,238
Multi-Market and Other	17,126	20,981	25,872	58,116	76,055
Total Company revenue	$286,533	$306,353	$374,485	$911,174	$1,067,380

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Management believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it is probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	(Gain) loss from manufacturing facility damage and shutdown.

Atmel experienced an unplanned shutdown of its semiconductor manufacturing operations in Colorado Springs, Colorado in the fourth quarter of 2013 due to damage to the facility’s nitrogen plant. All repairs were completed in the first quarter of 2014 and the facility has resumed normal operations. During the third quarter 2014 we received an insurance payment of $3.6 million related to our facility damage claim. Management believes that the loss from the manufacturing facility damage and shutdown is an individually discrete event that is not generally reflective of ongoing operating performance and should be excluded from period-over-period comparisons.

•	Loss (gain) related to foundry arrangements.

Loss (gain) related to foundry arrangements relates to the reduction of estimated loss (gain) previously recorded with respect to European foundry “take or pay” arrangements for wafers that were delivered during the term of the arrangement.   Management believes that it is appropriate to exclude loss (gain) related to foundry arrangements from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Fair value adjustments to inventory from businesses acquired.

In connection with the acquisition of businesses, Atmel recognizes the assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition.  In connection with the Newport Media, Inc. acquisition in the third quarter of 2014, Atmel recorded a fair value increase to inventory which is amortized over the expected inventory turns and recognized in cost of revenue.  Excluding the fair value adjustments from businesses acquired from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	French building underutilization and other charges.

French building underutilization and other charges relates to charges incurred as a result of the insolvency of our tenant in France in the first quarter of 2014, and prior year real estate taxes relating to an audit assessment of the same facilities in France. Management believes that it is appropriate to exclude these charges as they are individually discrete events and generally not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Operating loss from the XSense business.

Assets related to the XSense business were sold on April 16, 2015. Operating results of this business, including revenue, gross margin and operating expenses, have been excluded from non-GAAP results beginning in the first quarter of 2015 after management determined to discontinue its investment and exit this business. Management believes that excluding the XSense operating results from non-GAAP measures provides investors a basis to compare operating results from continuing operations.

•	Merger related expenses.

Merger-related expenses relate to expenses associated with Atmel’s pending acquisition by Dialog Semiconductor.  Management believes that it is appropriate to exclude these charges as they are not reflective of ongoing operating performance of Atmel’s business and can distort period-over-period comparisons.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of purchased intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements, (2) contingent compensation expense, which includes compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions, and (4) direct costs related to acquisitions such as banker, legal and accounting fees. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Management believes that excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring (credits) charges.

Restructuring (credits) charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring (credits) charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring (credits) charges from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Loss (gain) on sale of assets.

Loss (gain) on sale of assets reflects the sale of the XSense assets and sale of Heilbronn, Germany real estate. Management believes that it is appropriate to exclude these gains as they are not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Gain on sale of investments in privately-held companies.

Gain on sale of investments in privately-held companies. Management believes that it is appropriate to exclude these gains as they are not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Write-down of investments in privately-held companies.

Write-down of investments in privately-held companies relates to Atmel’s proportional share of income or losses from investments accounted for under the equity method which is recorded in interest and other (expense) income, net.  Atmel excludes this item from its non-GAAP financial measures primarily because this is generally not reflective of ongoing operating performance of Atmel’s business and can distort period-over-period comparisons.

•	Non-GAAP tax adjustments.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns for the current period/year. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to revenue for that period.

•	Net (income) loss attributable to noncontrolling interest.

Net (income) loss attributable to noncontrolling interest relates the share of profit and loss allocated to a noncontrolling interest in one of Atmel’s subsidiaries.  Atmel excludes these items from its non-GAAP financial measures primarily because these (gains) losses are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.